Exhibit 10.23

EXECUTION VERSION

October 25, 2022

ECARX HOLDINGS INC.
as the Issuer

and

SPDB INTERNATIONAL (HONG KONG) LIMITED
CNCB (HONG KONG) INVESTMENT LIMITED信銀（香港）投資有限公司

as the Investors

CONVERTIBLE NOTE PURCHASE AGREEMENT

SCHEDULE 1     FORM OF CONVERTIBLE SENIOR NOTE

SCHEDULE 2     DISCLOSURE SCHEDULE

SCHEDULE 3     PARTICULARS OF INVESTMENT

SCHEDULE 4     REGISTRATION RIGHT

THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made on October 25, 2022

BETWEEN:

(1)	ECARX HOLDINGS INC., an exempted company incorporated under the laws of the Cayman Islands with company number 357139 and whose registered office is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (the “Issuer”);

(2)	SPDB International (Hong Kong) Limited, a company incorporated with limited liability under the laws of Hong Kong (“SPDBI”); and

(3)	CNCB (Hong Kong) Investment Limited信銀（香港）投資有限公司, a company incorporated with limited liability under the laws of Hong Kong (“CNCB” and together with SPDBI , the “Investors”).

(All the foregoing parties shall together be referred to as the “Parties” and each a “Party”.)

WHEREAS:

(A)	The Issuer proposes to issue, and each Investor proposes to subscribe for, on and subject to the terms and conditions set out in this Agreement, a senior unsecured convertible note in the aggregate principal amount equal to the aggregate Purchase Price (as defined below), convertible into fully paid Conversion Shares (as defined below).

(B)	The Issuer intends to apply for a listing of its securities on New York Stock Exchange, NASDAQ, The Stock Exchange of Hong Kong Limited or Singapore Stock Exchange or such other internationally recognized stock exchange duly approved by the Issuer (“Approved Exchange”), as the case may be, through a De-SPAC Transaction or an IPO, as the case may be (the “Listing”), after the consummation of the transactions contemplated hereby.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1           The following terms and expressions used in this Agreement, unless the context otherwise requires, shall have the following meanings:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. Without limiting the generality of the foregoing, (i) a natural person’s Affiliates shall include such natural person’s spouse, children, parents, siblings, spouse’s parents, spouse’s siblings and their spouses, children’s spouses, siblings’ spouses, and any other Person that directly or indirectly Controlled by any of the aforesaid individuals, and (ii) if a Person is an investment fund or an entity directly or indirectly Controlled by an investment fund, Affiliates of such Person shall additionally include any fund manager associated with such investment fund and any investment fund managed or co-managed by such fund manager, and the general partner(s) of any such investment fund;

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act, the United Kingdom Bribery Act of 2010, the Prevention of Bribery Ordinance (Cap. 201 of the Laws of Hong Kong) or any similar applicable laws, rules or regulations issued, administered or enforced by any governmental agency having jurisdiction over the Issuer or any Group Company;

“Anti-Money Laundering Laws” means all applicable money laundering statutes (including all applicable rules and regulations thereunder) and all applicable related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any governmental agency having jurisdiction over the Issuer or any Group Company (including without limitation the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Cap. 615 of the Laws of Hong Kong));

“Articles” means the memorandum and articles of association of the Issuer as amended from time to time;

“Authority” means any governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organisation or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic or foreign;

“Board” means the board of directors of the Issuer;

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or another day on which commercial banks are required or authorized by law to be closed in the PRC, Hong Kong, the U.S. or the Cayman Islands;

“Closing” means the completion of the issuance and subscription of the Notes by the Investors in accordance with clause 3;

“Closing Date” means the date of the Closing, which shall be the third (3rd) Business Day after the conditions to the Closing set forth in clause 4 below (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or duly waived, or on such other date as the parties may otherwise agree in writing;

“Company Registered IP” means all patents, trademarks, service marks, trade names, domain names, copyrights and other forms of Intellectual Property for which registrations have been obtained throughout the world (and all applications for, or extensions or reissues of, any of the foregoing throughout the world) that are owned by, or registered or applied for in the name of, a Group Company;

“Company Owned IP” means Company Registered IP and all Intellectual Property owned by the Group Companies but not covered under Company Registered IP;

“Confidential Information” has the meaning given to it in clause 10.1;

“Contract” means, a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral;

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing;

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“Conversion Notice” has the meaning ascribed to such term in the Convertible Senior Note;

“Conversion Shares” means shares of the Issuer to be issued to each Investor on the conversion of the Note in accordance with the Convertible Senior Note issued to such Investor, namely, (i) if the Issuer consummates a Listing on or prior to the Maturity Date, the Class A ordinary shares or other securities of the Issuer to be listed on the Approved Exchange in the Listing (as applicable), and (ii) if no Listing is consummated on or prior to the Put Right Triggering Date, upon such Investor’s written election for conversion, the Series B Preferred Shares;

“Convertible Senior Note” or “Note” means each instrument to be executed by the Issuer constituting the Note in the form set out in Schedule 1 to this Agreement, and “Convertible Senior Notes” or “Notes” shall be construed accordingly;

“De-SPAC Transaction” means an “initial business combination” involving a special purpose acquisition vehicle, pursuant to which the Issuer’s capital stock is, or is exchanged for equity securities of a person that is, listed or approved for listing on an Approved Exchange;

“Event of Default” means any event or circumstances specified as such in the Convertible Senior Note;

“Force Majeure Event” means any event or circumstance or any combination of them in the form of (a) any change in interest rates or economic, political, business or financial market conditions generally, (b) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic, acts of nature or change in climate or (c) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Authority;

“Group” or “Group Companies” means collectively the Issuer and its Subsidiaries, and a “Group Company” means any entity within the Group;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, re-examinations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing;

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“Investors Rights Agreement” means the Fifth Amended and Restated Investors Rights Agreement entered into between, among others, the Issuer and its shareholders on December 27, 2021, as amended from time to time;

“IPO” means the Issuer’s first firm commitment underwritten public offering of its Class A ordinary shares or ordinary shares (as applicable), or securities representing such Class A ordinary shares or ordinary shares (as applicable), on an Approved Exchange;

“Knowledge of the Issuer” means the actual knowledge of Mr. SHEN Ziyu (沈子瑜) (Redact) and/or Mr. Chen Xiaogang (Redact);

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Authority, in each case as amended, and any and all applicable Governmental Orders;

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise;

“Material Adverse Effect” means any event or circumstance or any combination of them that is materially adverse to (x) the business, operations, assets, properties, business or financial condition, results or prospects of the Group taken as a whole or (y) the ability of the Issuer to perform its obligations under this Agreement or any other Transaction Document; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (a) any change in applicable Laws or generally accepted accounting principles or any interpretation thereof following the date of this Agreement, (b) the taking or refraining from taking of any action required to be taken or refrained from being taken under this Agreement, or (c) any matter set forth in the Disclosure Schedule or disclosed to any Investor on any document made available to any Investor on or prior to the date of this Agreement.

“Material Subsidiary” has the meaning ascribed to such term in the Convertible Senior Note;

“Maturity Date” has the meaning ascribed to such term in the Convertible Senior Note;

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“NDRC” means the National Development and Reform Commission of the PRC, or its competent local branch or any other authority succeeding to its functions;

“non-U.S. IPO” means an IPO on a stock exchange other than the New York Stock Exchange or NASDAQ.

“Permits” means licenses, franchises, permits, certificates, registrations, approvals, consents and authorizations from any Authority;

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity;

“PRC” means the People’s Republic of China, and for the purposes of this Agreement excludes Hong Kong, the Macau Special Administrative Region and Taiwan;

“Purchase Price” has the meaning given to it in clause 2.1;

“Put Right” has the meaning ascribed to such term in the Convertible Senior Note;

“Put Right Exercise Notice” has the meaning ascribed to such term in the Convertible Senior Note;

“Put Right Triggering Date” has the meaning ascribed to such term in the Convertible Senior Note;

“Related Party” means, with respect to any Person, any director or officer of such Person or any member, shareholder or equity interest holder who directly or indirectly holds no less than 10% of the total issued and outstanding share capital of such Person;

“Representatives” has the meaning given to it in clause 10.1;

“Required Internal Approval” has the meaning given to it in clause 3.2;

“Restricted Party” means a person, or a person owned or controlled (directly or indirectly) by a person, that is:

(a)	listed on any Sanctions List or is otherwise a subject of Sanctions;

(b)	located in or organised under the laws of a country or territory which is a subject of country-wide or territory-wide Sanctions or whose government is the subject of country or territory wide Sanctions; or

(c)	acting on behalf of any of the persons listed under paragraphs (a) or (b) above;

“Sanctions” means any country- or territory-wide trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced from time to time by a Sanctions Authority;

“Sanctions Authorities” means:

(a)	the Security Council of the United Nations;

(b)	the governments of Hong Kong, the United States, the United Kingdom, the European Union; and

(c)	the respective governmental institutions and agencies of any of the foregoing;

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“Sanctions List” means any list of specifically designated persons, entities (or equivalent) or countries maintained by, or public announcement of Sanctions designation made by a Sanctions Authority, each as amended, supplemented or substituted from time to time;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Series B Preferred Shares” means the series B preferred shares of the Issuer with a par value of US$0.000005 per share, with the rights and privileges as set forth in the Articles and the Investors Rights Agreement;

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person from time to time and, for the avoidance of doubt, the Subsidiaries of any Person shall include any “variable interest entity” over which such Person or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with such Person in accordance with the accounting standards applicable to such Person (if any);

“Surviving Provisions” means clauses 1 (Definitions), 8 (Expenses), 10 (Confidentiality), 12 (Termination), 13 (Notices), 14 (Miscellaneous) and 15 (Governing law and Dispute Resolution);

“Tax Return” means any return, report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax;

“Taxes” means, (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Authority in connection with any item described in sub-clause (a) above, and (c) any form of transferee liability imposed by any Authority in connection with any item described in sub-clauses (a) and (b) above, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in sub-clause (i)(a) and (i)(b) above;

“Transaction Documents” means this Agreement, the Convertible Senior Notes, and any and all other agreements and instruments being or to be entered into by the parties to this Agreement in connection with the transactions contemplated by any of the foregoing;

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“U.S.” means the United States of America; and

“US$” and “US dollars” means United States dollars, the legal currency of the U.S.

1.2           In this Agreement:

(a)	words denoting the singular shall include the plural and vice versa;

(b)	words denoting one gender shall include each gender and all genders;

(c)	the term “or” is not exclusive;

(d)	the term “including” shall be deemed to be followed by “but not limited to”;

(e)	references to clauses and the Schedules are, unless stated otherwise, references to clauses of and the schedules to this Agreement;

(f)	headings are inserted for convenience only and will not affect the construction of this Agreement;

(g)	any reference to an enactment or a statutory provision is a reference to it as it may have been or may from time to time be amended, modified, consolidated or re-enacted;

(h)	the terms “hereof”, “herein” and “hereunder” (and any other similar expressions) refer to this Agreement as a whole and not to any particular clause or other portion hereof; and

(i)	each representation, warranty, agreement, and covenant contained herein will have independent significance, regardless of whether also addressed by a different or more specific representation, warranty, agreement, or covenant.

1.3            The recitals and the Schedules shall be deemed to be incorporated in this Agreement.

2.	ISSUANCE AND PURCHASE OF THE NOTES

2.1	Subject to and in accordance with the provisions of this Agreement, the Issuer agrees to issue and sell to each Investor, and each Investor agrees to subscribe for and purchase, a Convertible Senior Note for a purchase price as set forth opposite such Investor’s name under the column titled “Purchase Price” under Schedule 3 (with respect to such Investor, its “Purchase Price”) at the Closing. The aggregate Purchase Price of the Convertible Senior Notes issued pursuant hereto is US$65,000,000.

2.2	Each Investor’s obligations under this Agreement are separate from each other Investor’s obligations under this Agreement, and no Investor shall be liable for any other Investor’s breach of this Agreement. Notwithstanding the foregoing, none of the Investors shall be obliged to complete the purchase of any Convertible Senior Notes unless the sale of all the Convertible Senior Notes is completed simultaneously.

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3.	CLOSING

3.1	The Closing shall take place remotely on the Closing Date via the exchange of documents and signatures, so long as the conditions precedent to the Closing set forth in clause 4 below (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or duly waived as of the Closing Date.

3.2	The Issuer shall, prior to the Closing Date, ensure that meetings of the Board and its shareholders are duly convened and held or resolutions in writing of the Board and its shareholders are passed in accordance with the Articles and the Investors Rights Agreement at/for which: (a) the execution of this Agreement and the other Transaction Documents and the performance of the Issuer’s obligations hereunder and thereunder; (b) the execution of the Convertible Senior Notes; (c) the issuance of the Notes to the Investors in accordance with this Agreement; (d) the conversion of the Notes and the issuance of the full number of the Conversion Shares; (e) the performance by the Issuer of its other obligations under the Transaction Documents; and (f) the waiver of any right of consent, right of first offer, pre-emptive rights or similar rights under the Articles, the Investors Rights Agreement and/or any other document between the relevant shareholder and the Issuer to purchase or participate in the issuance of the Conversion Shares, have been approved and/or ratified (the “Required Internal Approval”).

3.3	At the Closing:

(a)	the Issuer shall deliver the following to each Investor:

(i)	a Convertible Senior Note dated the Closing Date with an aggregate principal amount of the Purchase Price applicable to such Investor, duly executed by the Issuer;

(ii)	a certificate referred to in clause 4.2(e);

(iii)	a certified copy of the register of noteholders reflecting the entry of the Investors as holders of the Notes in the register of noteholders;

(iv)	copies of all other Transaction Documents, if applicable, duly executed by all parties thereto (other than the Investors or their respective Affiliates).

(b)	against delivery of the items set out in clause 3.3(a) and the Issuer delivering a written notice to each Investor of all closing conditions being satisfied or waived (as applicable), each Investor shall deliver to the Issuer a certificate, referred to in clause 4.3(e).

3.4	Within five (5) Business Days following the Closing Date, each Investor shall pay or cause to be paid its applicable Purchase Price to the Issuer by wire transfer of immediately available funds in US dollars to a bank account designated by the Issuer, evidence of such payment taking the form of a confirmation from the paying bank that it has made such payment or a SWIFT message showing such wire transfer.

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4.             CONDITIONS PRECEDENT

4.1	The obligations of the Parties to consummate the transactions contemplated under this Agreement are subject to the satisfaction, on the Closing Date, of the following condition:

(a)	the Issuer shall have delivered to the Investors a copy of the following corporate documents of the Issuer:

(i)	certificate of incorporation;

(ii)	Articles;

(iii)	register of directors;

(iv)	register of members;

(v)	register of mortgages and charges;

(vi)	certificate of good standing issued by the Registrar of Companies in the Cayman Islands; and

(vii)	certificate of incumbency issued by its registered office provider;

(b)	the Issuer shall have delivered to the Investors a copy of the Investors Rights Agreement;

(c)	the Issuer shall have delivered to the Investors a copy of each Required Internal Approval;

(d)	the Issuer shall have delivered to the Investors Th of completion of the foreign debt filing in respect of the Notes with NDRC; and

(e)	no injunction, interim or otherwise, having been granted in respect of the Issuer and no law having been enacted, issued or promulgated that would enjoin or prohibit or fundamentally alter the terms of the transactions contemplated by the Transaction Documents.

4.2	The obligations of each Investor to consummate the transactions contemplated under this Agreement are subject to the satisfaction, on the Closing Date, of the following conditions, any of which may be waived in writing by such Investor in its sole discretion:

(a)	each of the representations and warranties of the Issuer contained in clause 5.1 that are qualified by “material” or “Material Adverse Effect” or any similar qualification or exception shall be true and correct as of the date hereof and as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all respects to such extent at and as of such date) in all respects to such extent;

(b)	each of the representations and warranties of the Issuer contained in clause 5.1 that are not qualified by “material” or “Material Adverse Effect” or any similar qualification or exception shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date);

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(c)	the Issuer shall have performed and complied with, in all material respects, the covenants, obligations and agreements required under the Transaction Documents to be performed or complied with by the Issuer on or prior to the Closing Date, including providing all deliverables set forth in clause 3.3(a) hereof;

(d)	there shall not exist or have occurred any event, circumstance, development or change that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect and, for the avoidance of doubt, the existence or occurrence of a Force Majeure Event shall not by itself constitute a existence or occurrence of a Material Adverse Effect unless such Force Majeure Event has a disproportionate and adverse effect on the Group or the results of operations or financial condition of the Group, relative to other similarly situated businesses in the industries in which the Group operates, in which case such Force Majeure Event may be taking into account in determining whether a Material Adverse Effect exists or has occurred; and

(e)	the Issuer shall have delivered to each Investor a certificate, dated as of the Closing Date, executed by a director of the Issuer, certifying (i) the satisfaction of the conditions specified in clauses 4.2(a) through 4.2(e) above; (ii) that each copy document delivered under clause 4.1 above is correct, complete and in full force and effect as at the Closing Date; and (iii) that the Required Internal Approval was duly passed by the Issuer in accordance with the Articles and the Investors Rights Agreement, and has not been amended, revoked, superseded or varied in any manner and are correct, complete and in full force and effect as of the Closing Date.

4.3	The obligations of the Issuer to consummate the transactions contemplated under this Agreement with each Investor are subject to the satisfaction, on the Closing Date, of the following conditions, any of which may be waived in writing by the Issuer with respect to such Investor in its sole discretion:

(a)	each of the representations and warranties of the Investor contained in clause 5.2 that are qualified by “material” or “Material Adverse Effect” or any similar qualification or exception shall be true and correct as of the date hereof and as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all respects to such extent at and as of such date) in all respects to such extent;

(b)	each of the representations and warranties of such Investor contained in clause 5.2 that are not qualified by “material” or “Material Adverse Effect” or any similar qualification or exception shall be true and correct as of the date hereof and as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date) in all material respects;

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(c)	such Investor shall have performed and complied with, in all material respects, the covenants, obligations and agreements required under the Transaction Documents to be performed or complied with by such Investor on or prior to the Closing Date;

(d)	the Investors receiving legal opinions as to Hong Kong and Cayman law from their legal advisers in connection with the capacity of the Issuer and the enforceability of the Transaction Documents; and

(e)	such Investor shall have delivered to the Issuer a certificate, dated as of the Closing Date, executed by a duly authorized officer of such Investor, certifying the satisfaction of the conditions specified in clauses 4.3(a) through 4.3(d) above.

5.             REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Issuer

5.1	The Issuer represents and warrants to each Investor that, subject to such exceptions specifically set forth in the Disclosure Schedule attached hereto as Schedule 2 (the “Disclosure Schedule”), the statements in this clause 5.1 are true and correct as of the date hereof and as of the Closing Date. For the avoidance of doubt, except for this clause 5.1, the Issuer makes no express or implied representation or warranty (oral or written) with respect to the Group Companies or their respective businesses, assets or conditions (financial or otherwise), and the Issuer hereby disclaims any such other representations or warranties, if any, and all other warranties expressed or implied by law, trade, custom, usage or otherwise are hereby expressly excluded by the Issuer.

(a)	Organization, Good Standing and Qualification. Each Group Company is duly incorporated, organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment. Each of the Group Companies has all requisite capacity, power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business in each jurisdiction in which it conducts and proposes to conduct business, except where the failure to be so qualified would not be material to the Group taken as a whole.

(b)	Authorization. All corporate actions on the part of the Issuer for the authorization, execution, delivery and performance of each Transaction Document and the transactions contemplated thereby, have been taken or will be taken prior to the Closing. Each Transaction Document has been duly executed and delivered by the Issuer and constitutes valid and legally binding obligations of such party, enforceable against such party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (collectively, the “Enforceability Exceptions”).

(c)	Approvals. Each approval, authorization or consent which is required to be obtained by the Issuer in connection with the consummation of the transactions contemplated under this Agreement and the other Transaction Documents will have been obtained prior to and be effective as of the Closing.

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(d)	Corporate Structure; Subsidiaries. The corporate particulars of each Group Company as set forth in the Disclosure Schedule are true and accurate. The Disclosure Schedule also sets forth a complete structure chart of the Group Companies, illustrating the ownership and Control relationships among all Group Companies.

(e)	Valid Issuance. Each Note, when issued and delivered by the Issuer, will constitute a senior, direct, unconditional, unsubordinated and unsecured indebtedness of the Issuer, and will at all times rank pari passu with all existing and future unsubordinated and unsecured obligations of the Issuer. The Conversion Shares, when issued and delivered by the Issuer to the applicable Investor in accordance with the terms of the Convertible Senior Note, (i) will be duly and validly issued, fully paid and non-assessable, (ii) will rank pari passu with, and carry the same rights in all aspects as, the other shares (in the same class) of the Issuer then issued and outstanding, (iii) will not be in violation of or subject to any pre-emptive rights or other contractual rights to subscribe for or purchase securities issued by the Issuer, (iv) will be free from any Liens (except for any restrictions on transfer under applicable securities Laws, the Articles, the Investors Rights Agreement and under the Transaction Documents).

(f)	Capitalization

(i)	The Disclosure Schedule provides a true, complete and correct list as of the date hereof and as of the Closing Date of all shareholders owning issued and outstanding shares of the Issuer, together with the number of shares held by each such shareholder.

(ii)	As of the date of this Agreement, the authorized share capital of the Issuer is US$50,000 divided into (i) 9,923,950,082 ordinary shares of par value US$0.000005 each, of which 198,035,714 are issued and outstanding; (ii) 5,043,104 Series Angel preferred shares of par value US$0.000005 each, all of which are issued and outstanding; (iii) 24,464,286 Series A preferred shares of par value US$0.000005 each, all of which are issued and outstanding; (iv) 24,612,081 Series A+ preferred shares of par value US$0.000005 each, all of which are issued and outstanding; (v) 7,164,480 Series A++ preferred shares of par value US$0.000005 each, all of which are issued and outstanding; and (vi) 14,765,967 Series B preferred shares of par value US$0.000005 each, all of which are issued and outstanding.

(g)	Compliance with Laws; Permits. Each Group Company is, and has been, in compliance with all applicable Laws in all material respects. Each Group Company holds all material Permits necessary for the lawful conduct of its respective businesses.

(h)	Financial Data. The Issuer has delivered copies of its audited condensed financial data (the “Financial Data”) for the period from January 1, 2021 to December 31, 2021 (the “Statement Date”) to each Investor. All Financial Data that were provided to each Investor were prepared in all material respects in accordance with the generally accepted accounting principles in the U.S. and are true and correct in all material respects.

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(i)	No proceedings. There is no action, suit, proceeding, claim, arbitration, administrative proceedings or investigation pending or, to the Knowledge of the Issuer, threatened in writing against any Group Company or any Group Company’s activities, properties or assets that would have a Material Adverse Effect. To the Knowledge of the Issuer, no judgement or order of a court, arbitral body or agency has been made against any Group Company that has or is reasonably be expected to have a Material Adverse Effect.

(j)	No Liabilities. No Group Company has any indebtedness, obligation or liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due) except for (i) indebtedness, obligations and liabilities set forth in the Financial Data that have not been satisfied since the Statement Date, (ii) indebtedness incurred by the Issuer under the Notes and other convertible notes issued by the Issuer, (iii) indebtedness incurred since the Statement Date under (A) loan agreements or facility agreements entered into with commercial banks and (B) loan agreements entered into with the Issuer’s Affiliates, from which the proceeds shall be used for general corporate and working capital purposes only, and (iv) current obligations and liabilities incurred since the Statement Date in the ordinary course of the Group’s trade consistent with its past practices which does not fall within paragraph (iii) above, provided that solely with respect to (iii) above, the aggregate of the indebtedness incurred by the Group does not exceed US$300,000,000 at any time.

(k)	Material Contracts. The agreements, contracts, leases, licenses, instruments, commitments, indebtedness, liabilities and other obligations to which a Group Company is a party or by which it is bound that are material to the conduct and operations of its business and properties are collectively the “Material Contract(s)”. For purposes of this clause 5.1(k), “material” shall mean any agreement, contract, indebtedness, liability, arrangement or other obligation (i) having an aggregate value, cost, liability or amount in excess of US$15,000,000, (ii) containing the financing, restructuring, voting power arrangement or change of Control of the Issuer, (iii) transferring or licensing any material assets or any material Intellectual Property to or from any of the Group Companies (other than licenses granted in the ordinary course of business). Each Material Contract is a valid and binding agreement of the parties thereto, the performance of which does not and will not violate any applicable Laws in any material respect, and is in full force and effect against the parties thereto. Each Group Company has duly performed its obligations under each Material Contract in all material respects to the extent that such obligations to perform have accrued, and no substantive breach or default, to the Knowledge of the Issuer, alleged breach or alleged default, or event which would constitute a substantive breach or default thereunder by such Group Company or any other party or obligor with respect thereto, has occurred, except where the failure to perform the obligation would not, individually or in the aggregate, reasonably be expected to cause any Material Adverse Effect. No Group Company has given notice that it intends to terminate a Material Contract or, to the Knowledge of the Issuer, that any other party thereto has breached, violated or defaulted under any Material Contract, and no Group Company has received any written notice that it has breached, violated or defaulted under any Material Contract or, to the Knowledge of the Issuer, that any other party thereto intends to terminate such Material Contract.

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(l)	Properties.

(i)	Real Property. The Group Companies do not own any real property (including land use right). Each lease to which any Group Company is a party is a valid and binding obligation of the applicable Group Company, enforceable in accordance with its terms against such Group Company, and to the Knowledge of the Issuer, each other party thereto, subject to the Enforceability Exceptions.

(ii)	Intellectual Property.

(A)	Company IP. The Group Companies legally own the ownership, rights, interests, authorization or license of the Intellectual Property rights necessary for the Group’s principal business, and the aforementioned ownership, rights, interests, authorization and license are not subject to any limitation of the burden of rights except the limitations set forth in the agreements in connection with such Intellectual Property rights (“Company IP”).

(B)	IP Ownership. All Company Registered IP is owned by and registered or applied for solely in the name of the Group Companies, is valid and subsisting and has not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied. None of the Group Companies or, to the Knowledge of the Issuer, any of its employees, officers or directors has taken any actions or failed to take any actions that would cause any Company Owned IP to be invalid, unenforceable or not subsisting. No Company Owned IP is the subject of any Lien, license or other Contract granting rights therein to any other Person (except non-exclusive Licenses in the ordinary course of the Group’s business). No Group Company is or has been a member or promoter of, or contributor to, any industry standards bodies, patent pooling organizations or similar organizations that could require or obligate the Group Company to grant or offer to any Person any license or right to any Company Owned IP.

(C)	Infringement, Misappropriation and Claims. There is no action pending or, to the Knowledge of the Issuer, threatened alleging any such violation, infringement or misappropriation or challenging the Issuer’s or any of its Subsidiaries’ rights in or to any Intellectual Property which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Issuer, no Person has violated, infringed or misappropriated any Company Owned IP in any material respect, and the Group Companies have not given any written notice to any other Person alleging any of the foregoing.

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(m)	Employment Matters.

(i)	The relevant Group Company has entered into employment contracts and agreements that contain confidentiality, non-compete and intellectual property assignment provisions with each member of its senior management.

(ii)	Except as set forth in the Disclosure Schedule, each Group Company has complied with all applicable Laws relating to employment and labor in all material respects, including without limitation the applicable PRC Laws pertaining to social insurance. There is no material claim with respect to payment of wages, salary, overtime pay, withholding individual income taxes, social security fund or housing fund that is now pending or, to the Knowledge of the Issuer, threatened before any Authority with respect to any persons currently or formerly employed by any Group Company.

(iii)	There has not been, and there is not now pending or, to the Knowledge of the Issuer, threatened, any strike, union organization activity, lockout, slowdown, picketing, or work stoppage or any unfair labor practice charge against any Group Company. Except as set forth in the Disclosure Schedule, no Group Company is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral Contract, commitment or arrangement with any labor union or any collective bargaining agreements.

(n)	Tax Matters. Each Group Company (a) has timely filed all Tax Returns that are required to have been filed by it with any Authority, (b) has timely paid all Taxes owed by it which are due and payable (whether or not shown on any Tax Return) and withheld and remitted to the appropriate Authority all Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party, and (c) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than, in the case of (a) and (b), unpaid Taxes that are in contest with Tax authorities by such Group Company in good faith or nonmaterial in amount.

(o)	Organizational Documents; Books and Records. The organizational documents of the Group Companies are valid and all organizational documents required to be filed by each Group Company with the applicable Authorities in respect of the relevant jurisdiction in which such Group Company is incorporated have been properly filed in all material respects. Each Group Company has been in compliance with its organizational documents in all material respects, and none of the Group Companies have violated or breached any of their respective charter documents in any material respect. Each Group Company properly maintains its corporate records including without limitation (i) minutes of each meeting of its board of directors, any committees of its board of directors and its shareholders, and (ii) each written resolution in lieu of a meeting by its board of directors, any committees of its board of directors and its shareholders.

(p)	No Default. No Event of Default under Section 2.7(d) (Cross Default), Section 2.7(e) (Bankruptcy), Section 2.7(f) (Involuntary Proceedings), Section 2.7(h) (Enforcement proceedings), or Section 2.7(i) (Nationalization) under the Convertible Senior Note is continuing or will result from the issue of the Convertible Senior Notes or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

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(q)	No misleading information. (i) All written information (except for any financial projections) supplied by the Issuer or on its behalf to the Investors (A) via upload to the virtual data room operated by Datasite under the project name “CB-SPDBI浦银” and “CB-SPDBI信银” and (B) through email attachments is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect. (ii) All financial projections provided by the Issuer or on its behalf to the Investors have been prepared on the basis of recent historical information and on the basis of reasonable assumptions made at the time that the projections were given.

(r)	Related Party Transactions. Neither the Issuer nor any Group Company has engaged in, any transactions with any Related Party on terms that are less favorable to the Issuer or such Group Company than would be obtained in a comparable arm’s length transaction with a person that is not a Related Party, other than such less favorable terms that are required by such Related Party from all of its counterparties.

(s)	No Registration. Assuming the accuracy of the representations and warranties set forth in clauses 5.2(c) and 5.2(d) of this Agreement, the offer, sale and issuance of the Note are exempt from the registration requirements of the Securities Act . None of the Issuer, its Subsidiaries or their respective Affiliates or any person acting on its or their behalf have engaged in any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act or any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act with respect to the Note.

(t)	Immunity. The entry by the Issuer into each Transaction Document constitutes, and the exercise by it of its rights and performance of its obligations under each Transaction Document will constitute, private and commercial acts performed for private and commercial purposes. The Issuer will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation or domicile (as the case may be) in relation to any Transaction Document.

(u)	Insolvency. Each Group Company is solvent and will not become insolvent as a result of it entering into and performing any Transaction Document and (i) no petition has been presented, no order has been made, or resolution passed for the winding-up of any Group Company or for the appointment of a liquidator, provisional liquidator, or trustee in bankruptcy to any Group Company, (ii) no administrator has been appointed in relation to any Group Company, and no notice has been given or filed with the court of an intention to appoint an administrator and no petition or application has been presented or order has been made for the appointment of an administrator in respect of any Group Company, (iii) no receiver or administrative receiver or manager has been appointed, nor any notice given of the appointment of any such person, over the whole or part of the business or assets of any Group Company, (iv) no Group Company has proposed or agreed to a composition, compromise, assignment or arrangement with any of its creditors, and (v) no Group Company is subject to any other procedures or steps which are analogous to those set out above.

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(v)	Anti-Corruption Law. Each Group Company and, to the best knowledge of the Issuer, each of its respective officers, directors and employees is in compliance with applicable Anti-Corruption Laws.

(w)	Sanctions. No Group Company and, to the actual knowledge of the Issuer, none of its respective directors, officers or employees: (i) is a Restricted Party; (ii) has violated or is violating any applicable Sanctions; (iii) is directly or indirectly engaging in or has directly or indirectly engaged in any activity with a Restricted Party or in any other activity that may result in any violation of any Sanctions; or (iv) is subject to any known claim, proceeding, formal investigation or formal notice with respect to Sanctions.

(x)	Anti-Money Laundering. The business of each Group Company is conducted at all times in compliance with applicable Anti-Money Laundering Laws. To the best of knowledge of the Issuer, no action, suit or proceeding involving any Group Company with respect to Anti-Money Laundering Laws is pending.

Representations and Warranties of the Investors

5.2	Each Investor hereby represents and warrants to the Issuer in respect of itself that:

(a)	Organization and Good Standing. Such Investor is duly incorporated, organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment. Such Investor is not in receivership or liquidation and has taken no steps to enter into liquidation, and no petition has been presented for the winding-up of such Investor.

(b)	Authorization. Such Investor has all requisite power and authority to execute and deliver this Agreement to which it is a party and to carry out and perform its obligations hereunder. The execution and delivery by such Investor of this Agreement and the performance by such Investor of the transactions contemplated hereunder have been duly authorized by all necessary corporate or other action of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with its terms, subject to Enforceability Exceptions. No consent, approval, authorization, order, filing, registration or qualification of or with any court, Authority or third person is required to be obtained by such Investor in connection with the execution and delivery of this Agreement by such Investor or the performance of such Investor’s obligations hereunder or thereunder.

(c)	Purchase for Own Account. The Note and the Conversion Shares will be acquired for such Investor’s own account, not as a nominee or agent, and not as an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act or otherwise with a view to or in connection with a distribution within the meaning of the Securities Act. Such Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or any third Person, with respect to any Note or Conversion Share.

(d)	Investment Status. Such Investor is (i) not a “U.S. person” within the meaning of Regulation S under the Securities Act and is acquiring the Note in an offshore transaction under Rule 903 of Regulation S under the Securities Act and (ii) aware that the sale of the Note and the Conversion Shares being issued and sold pursuant to this Agreement is being made in reliance on an exemption from registration under the Securities Act.

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(e)	Restricted Securities. Such Investor understands that the Note and the Conversion Shares have not been, and, except as may be required pursuant to clause 9.4 hereof, will not be, registered under the Securities Act. Such Investor further understands that the Note are and the Conversion Shares will be “restricted securities” under applicable U.S. federal securities laws that are subject to transfer restrictions under such laws. Such Investor acknowledges that the Issuer has no obligation to register or qualify the Note or the Conversion Shares (other than registration rights attached to such Conversion Shares, if any), as the case may be, for resale. Such Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note or the Conversion Shares, and on requirements relating to the Issuer which are outside of such Investor’s control, and which the Issuer is under no obligation and may not be able to satisfy.

(f)	No Public Market. Such Investor understands that no public market now exists for the Note or the Conversion Shares, and that the Issuer has made no assurances that there will ever be a public market for the Note or the Conversion Shares.

6.	RESTRICTIONS ON DISPOSITION

6.1	Without the prior written consent of the Board, no Investor may assign or transfer this Agreement or any Note, or any of its rights, interests or obligations hereunder or thereunder, in whole or in part, to any person, provided that if the transferee is an Affiliate of an Investor, no consent is required insofar as such Affiliate satisfies the know-your-customer requirements as may be reasonably requested by the Issuer.

6.2	In connection with a Listing through an IPO, the Parties agree to negotiate in good faith to determine whether a separate lock-up undertaking is necessary in respect of the Conversion Shares. If lock-up is required and the Investors are able to obtain internal approvals to enter into the lock-up arrangement, such Investor agrees to execute a separate lock-up undertaking in favor of the Issuer in respect of the Conversion Shares held by it for a period of no more than six (6) months, which undertaking shall be consistent with the lock-up undertakings agreed and given by all other applicable shareholders of the Issuer. For the avoidance of doubt, the Issuer shall not require any Investor to enter into any lock-up arrangement in connection with a De-SPAC Transaction.

7.	USE OF PROCEEDS

7.1	The Issuer shall use the proceeds from the subscription of the Notes only for working capital requirements and other general corporate purposes (including but not limited to business expansion, new product development, talent acquisition, operating expenses, investments and mergers and acquisitions, and fees and expenses in connection with the issuance of the Notes), and ensure that such use of the proceeds will not contravene any applicable Laws.

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7.2	No Investor is not bound to monitor or verify the application of any proceeds raised by the Issuer from the Notes.

8.	EXPENSES

Each Party shall bear its own costs and expenses in connection with (i) the preparation and negotiation of this Agreement and the other Transaction Documents, (ii) its performance under this Agreement and the other Transaction Documents and (iii) the consummation of the transactions contemplated hereby and thereby, including all fees and expenses of such Party’s agents, representatives, financial and legal advisors and accountants; provided, however, that in the event the transactions contemplated hereby are consummated, the Issuer shall, within ten (10) Business Days following the Closing Date, reimburse the Investors for up to an aggregate amount of US$200,000 of fees and expenses incurred by or on behalf of any Investor in connection with the transactions contemplated hereby.

9.	COVENANTS

9.1	If the Issuer carries out a non-U.S. IPO and the Issuer or any Investor believes any provision under any of the Transaction Documents contravenes the listing rules of the applicable Approved Exchange or related regulations or guidance materials (such provision, the “Contravening Provision”), the Parties hereby agree to negotiate in good faith to execute amendments to this Agreement and any other Transaction Documents so as to comply with such listing rules or related regulations or guidance materials. The Issuer shall promptly notify the Investors of its intention to carry out a non-U.S. IPO and the Investors and the Issuer shall negotiate in good faith for a period of not more than 90 days (or such longer period as all Investors may agree) following such notification by the Issuer to agree on the amendments required to ensure compliance of the Transaction Documents with the applicable Contravening Provisions while preserving the economics of the transactions contemplated by the Transaction Documents.

9.2	If any Investor elects to convert the Note into Conversion Shares, the Issuer shall have duly authorized and validly reserved for issuance such number of Conversion Shares as shall be sufficient to effect the conversion of such Investor’s Note.

9.3	If no Listing is consummated on or prior to the Put Right Triggering Date, and any Investor exercises the Put Right and elects to convert the Note in full into Series B Preferred Shares, the Issuer and such Investor shall take all necessary and appropriate actions and execute all relevant documents so that such Investor will, upon converting the Notes into Series B Preferred Shares, become a party to the Investors Rights Agreement as an “Investor” and a “Series B Investor” as if it were an original party thereto. As a condition precedent to the conversion, such Investor shall sign a deed of adherence to become a party to the Investors Rights Agreement in the capacity as an investor, such deed of adherence in form and substance reasonably satisfactory to the Issuer.

9.4	To the extent any Investor converts the Note following a Listing in the U.S., the Issuer shall ensure that such Investor shall be entitled to the rights set out in Schedule 4 with respect the Conversion Shares (to the extent that they constitute ordinary shares in the share capital of the Issuer) to require the Issuer to register them in connection with any listing in the U.S. For the avoidance of doubt, the registration rights will not be subject to any shareholding threshold requirements on the investor.

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9.5	The Issuer agrees to take commercially reasonable efforts to remove the restrictive legend on the Investor’s Conversion Shares, when transfer of such securities is permitted pursuant to Rule 144 or an effective registration statement.

9.6	If any Investor elects to convert the Note pursuant to the terms and conditions thereunder, the Issuer agrees to notify the other Investor promptly after the Issuer’s receipt of the Conversion Notice or the Put Right Exercise Notice, as applicable, from such electing Investor.

9.7	The Issuer shall promptly obtain, comply with and do all that is necessary to maintain in force and effect all required approval, authorization and consent to perform its obligations under this Agreement and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement.

9.8	The Issuer shall comply in all respects with all applicable Laws to which it or its assets may be subject, if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

10.	CONFIDENTIALITY

10.1	Each Party undertakes that it shall, and shall procure that its Affiliates, directors, officers, employees, agents and professional advisers, auditors, insurers and (on a need-to-know basis) service providers (collectively, its “Representatives”) will, use its reasonable endeavours to keep confidential at all times and not permit or cause the disclosure of any information (other than to its Representatives) which it may possess or acquire before, on or after the date of this Agreement relating to the provisions of, and negotiations leading to, this Agreement or the other Transaction Documents and the performance of the obligations hereunder or thereunder (such information, “Confidential Information”).

10.2	Each Party shall alert the other Parties as soon as reasonably practical after it becomes aware of any unauthorized use or disclosure, or suspected unauthorized use or disclosure of Confidential Information.

10.3	Any release of Confidential Information by any Party, privately or to the public, shall be subject to the prior written approval of the other Parties. Notwithstanding the foregoing, Confidential Information may be disclosed by any Party:

(a)	if the Confidential Information is or becomes generally available to the public other than as a result of disclosure by or at the direction of a Party or any of its Representatives in violation of this Agreement;

(b)	after giving prior notice to the concerned Party to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent requested or required under the rules of any stock exchange on which the shares of a Party or its parent company are listed or by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement;

(c)	to its shareholders and Representatives who need to know such information for the purpose of assisting the Parties in the transactions contemplated and performance of the obligations under this Agreement and the other Transaction Documents; and

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(d)	to its current or prospective investors, provided that such persons are bound by appropriate confidentiality obligations at least as strict as the confidentiality provisions hereunder.

11.	INDEMNIFICATION

11.1	From and after the Closing, subject to the limits set forth in this clause 11, the Issuer shall indemnify, defend and hold harmless each Investor, its Affiliates and their respective officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any and all losses, costs, liabilities, damages and expenses, including reasonable attorneys’ fees and disbursements in connection therewith (collectively, the “Indemnifiable Liabilities”), incurred by any Indemnitee as a result of or arising out of any breach by the Issuer of any representation, warranty, covenant, obligation or agreement contained in the Transaction Documents.

11.2	Except in the case of fraud, willful misconduct or gross negligence,

(a)	the aggregate liability of the Issuer for Indemnifiable Liabilities incurred by each Investor, together with any payment obligation of the Issuer to such Investor as a result of occurrence of an Event of Default under Section 2.7(c) of the Note, shall not exceed the aggregate amount of such Investor’s applicable Purchase Price together with accrued interest, and all other amounts accrued or outstanding under the Transaction Documents, provided that this limit on liability shall not apply to any other payment obligation of the Issuer under the Transaction Documents or the Issuer’s obligations to deliver any relevant Conversion Shares in accordance with this Agreement;

(b)	the Issuer shall not be liable to the Indemnitees with respect to any Investor in respect of any claim under this Agreement for any breach of the Issuer’s representations or warranties unless: (i) such Investor has given the Issuer written notice of the claim (stating in reasonable detail the nature of the claim and, if practicable, the amount claimed) on or before the date that is twenty-four (24) months from the Closing Date; and (ii) the aggregate amount of the Indemnifiable Liabilities suffered or incurred by the Indemnitees with respect to such Investor thereunder exceeds US$1,000,000, in which case the Issuer shall be liable to the Indemnitees with respect to such Investor for the excess amount.

(c)	notwithstanding any other provision to the contrary, the Issuer shall not be liable for any consequential, exemplary, punitive, special, indirect or incidental damages, including, without limitation, loss of profits or revenue.

12.	TERMINATION

12.1	This Agreement shall automatically terminate as between the Issuer and the Investors upon the earliest to occur of:

(a)	the mutual written consent of the Issuer and the Investors;

(b)	the delivery of written notice to terminate by either the Issuer or both Investors if Closing shall not have occurred by the date that is three (3) months after the date of this Agreement (or such other date as may be agreed by the Issuer and the Investors); provided, however, that such right to terminate this Agreement under this clause 12.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of Closing to occur on or prior to such date; or

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(c)	by the Issuer or any Investor in the event that any Authority shall have issued an order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Agreements and such order or other action shall have become final and non-appealable.

12.2	If this Agreement is terminated pursuant to clause 12.1, this Agreement shall become null and void and of no further force and effect on the part of the Issuer and such Investor, except that the Surviving Provisions shall remain in full force and effect; provided that nothing herein shall relieve any Party from liability for any breach of this Agreement that occurred prior to such termination.

13.	NOTICES

13.1	Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address or number of the relevant Party as set out in clause 13.2 (or at such other address or number as such Party may designate by fifteen (15) days’ advance written notice to the other Parties given in accordance with this clause 13.1). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognised courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

13.2	The addresses, fax numbers and electronic mail addresses of the Parties for the purpose of clause 13.1 are as follows:

If to the Issuer:

Address:	16/F, Tower 2, China Eastern Airline Binjiang Center, 277 Longlan Road, Xuhui District, Shanghai

For the attention of:	Redact
Email:	Redact

If to SPDB International (Hong Kong) Limited:

Address:	33/F, SPD Bank Tower, 1 Hennessy Road, Hong Kong
For the attention of:	Redact

Email:	Redact

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If to CNCB (Hong Kong) Investment Limited 信銀（香港）投資有限公司:

Address:	20/F, China CITIC Bank Tower, Fuhua 1st Road, Futian District, Shenzhen, China
For the attention of:	Redact
Email:	Redact

14.	MISCELLANEOUS

14.1	Further Assurance. Upon the terms and subject to the conditions herein, each of the Parties agrees to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Documents and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto or thereto.

14.2	No Third Party Rights. Except to the extent otherwise set out herein, the Contracts (Rights of Third Parties) Ordinance (Chapter 623, Laws of Hong Kong) (the “Third Party Rights Ordinance”) shall not apply to this Agreement, and no person other than the Parties to this Agreement shall have any right under the Third Party Rights Ordinance to enforce, or enjoy the benefit of, any of the provisions of this Agreement.

14.3	Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies that such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party. Without limiting the foregoing, the Parties acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, notwithstanding anything in this Agreement to the contrary, any Party shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

14.4	Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal or unenforceable under any applicable law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality or enforceability of such provision in any other jurisdiction.

14.5	Amendments and Waivers. Any term of this Agreement may be amended, modified or supplemented only by a written instrument executed by all the Parties, except where any term of this Agreement concerning the information only of a particular Investor, such term may be amended with the written consent of the Issuer and such Investor.. Any amendment effected in accordance with this clause 14.5 shall be binding upon each Party. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Party against whom such waiver is sought.

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14.6	No Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof will not be deemed a waiver of such term, covenant or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

14.7	Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

14.8	Entire Agreement. This Agreement and the other Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof. This Agreement shall take effect and become binding on and enforceable against the parties upon execution hereof.

14.9	Counterparts. This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

15.	GOVERNING LAW AND DISPUTE RESOLUTION

15.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong without regard to principles of conflicts of laws thereunder.

15.2	The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. The party commencing negotiations of the dispute shall give to the other party written notice of the dispute, setting out its nature and particulars. If the negotiations fail to resolve the dispute within fifteen (15) days after the date of the written notice commencing the negotiations of the dispute, clause 15.3 shall apply.

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15.3	In the event the Parties are unable to resolve a dispute between them regarding this Agreement in accordance with clause 15.2 above, such dispute shall be referred to and finally settled by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules in force at the time of commencement of the arbitration. The seat of arbitration shall be Hong Kong. The arbitral tribunal shall consist of three arbitrators. The claimant and respondent shall each nominate one (1) arbitrator and the third arbitrator shall be appointed by the HKIAC. The arbitration proceedings shall be conducted in English. This arbitration clause shall be governed and construed under the laws of Hong Kong. The award of the arbitral tribunal shall be final and binding upon the parties thereto and the parties undertake to carry out the award without delay. The Parties waive any right to apply to any court of law and/or other judicial authority to determine any preliminary point of law and/or review any question of law and/or the merits, insofar as such waiver may validly be made. The Parties shall not be deemed, however, to have waived any other right to challenge any award. The award shall be final and binding on the parties, and judgment upon any award may be entered and enforced in any court having jurisdiction. Nothing in this clause 15.3 shall be construed as preventing any Party from seeking conservatory or interim relief from any court of competent jurisdiction.

15.4	The Issuer irrevocably agrees that should any person commence any arbitration or court proceedings in any jurisdiction (whether for any injunction, specific performance, damages or otherwise) in connection with any Transaction Document, it waives any claim to immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) in relation to those proceedings, including, without limitation, immunity from (a) jurisdiction of any court or tribunal; (b) service of process; (c) injunctive or other interim relief, or any order for specific performance or recovery of land; and (d) any process for execution of any award or judgment against its assets.

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SCHEDULE 1

FORM OF CONVERTIBLE SENIOR NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED BY THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL AND OTHER RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CONVERTIBLE SENIOR NOTE

US$[●]	[●],2022

FOR VALUE RECEIVED, ECARX Holdings Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands with company number 357139 and whose registered office is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (the “Company”), promises to pay, on the terms and subject to the conditions of this Convertible Senior Note (this “Note”), to the order of [●] (together with any permitted transferee, the “Holder”), the principal amount of US$[●] (the “Principal Amount”), plus interest accrued thereon at the rate set forth in this Note, and all other amount from time to time due and payable as set forth in this Note, on the Maturity Date or such earlier date as may be otherwise set forth herein, unless the outstanding principal, together with accrued interest, is settled in accordance with Article III of the Note.

The Note is issued in accordance with the Convertible Note Purchase Agreement, dated [●], 2022 (the “Note Purchase Agreement”), among the Company, the Holder and other parties thereto, and is subject to the provisions thereof. The Holder is entitled to the benefits of this Note and the Note Purchase Agreement and, on the terms and subject to the conditions set forth herein and therein, may enforce the agreements contained herein and therein and pursue the remedies provided for hereby and thereby or otherwise available.

ARTICLE I
DEFINITIONS

“Additional Rights” shall have the meaning ascribed to such term in Section 2.6.

“Affiliate” means, with respect a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. Without limiting the generality of the foregoing, (i) a natural person’s Affiliates shall include such natural person’s spouse, children, parents, siblings, spouse’s parents, spouse’s siblings and their spouses, children’s spouses, siblings’ spouses, and any other Person that directly or indirectly Controlled by any of the aforesaid individuals, and (ii) if a Person is an investment fund or an entity directly or indirectly Controlled by an investment fund, Affiliates of such Person shall additionally include any fund manager associated with such investment fund and any investment fund managed or co-managed by such fund manager, and the general partner(s) of any such investment fund.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act, the United Kingdom Bribery Act of 2010, the Prevention of Bribery Ordinance (Cap. 201 of the Laws of Hong Kong) or any similar applicable laws, rules or regulations issued, administered or enforced by any governmental agency having jurisdiction over the Company or any Group Company.

“Anti-Money Laundering Laws” means all applicable money laundering statutes (including all applicable rules and regulations thereunder) and all applicable related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any governmental agency having jurisdiction over the Company or any Group Company (including without limitation the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Cap. 615 of the Laws of Hong Kong)).

“Approved Exchange” means New York Stock Exchange, NASDAQ, The Stock Exchange of Hong Kong Limited or Singapore Stock Exchange or other internationally recognized stock exchange duly approved by the Company.

“Business Day” means any day that is not a Saturday, a Sunday or another day on which banks are required or authorized by Law to be closed in the PRC, Hong Kong, the United States or the Cayman Islands.

“Change of Control” means the fact that (a) LI Shufu (李书福) (a Chinese citizen whose PRC ID number is 332603196306255311) and SHEN Ziyu (沈子瑜) (a Chinese citizen whose PRC ID number is 31010419840219083X), collectively, no longer have the power to directly or indirectly instruct and control the management and policy of the Group Companies or (b) LI Shufu (李书福) ceases to, directly or indirectly through one or more his Affiliates, be the largest shareholder of each Group Company. Solely for the purpose of this definition, “control” means that LI Shufu (李书福) and SHEN Ziyu (沈子瑜), collectively, (i) together with their respective Affiliates, beneficially own directly or indirectly 50% or more of the voting power or other equity interests of the Group Companies; and (ii) have the power directly or indirectly to appoint a majority of the members of the board of directors or similar governing body of each Group Company.

“close of business” means 5:00 p.m. (Hong Kong time).

“Company” shall have the meaning ascribed to such term in the Preamble.

“Control” (including the terms “Controlled by” and “under common Control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, provided, that such power shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of fifty percent (50%) of the outstanding voting securities of such Person or the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Conversion Period” shall mean the period starting from (and excluding) the date of the Listing and prior to the close of business on the seventh (7th) Business Day immediately preceding the Maturity Date.

“Conversion Shares” means shares of the Company issuable upon conversion of the Note effected in accordance with Section 3.1 or Section 3.3.

“Current Articles” means the Sixth Amended and Restated Memorandum and Articles of Association of the Company, adopted pursuant to a special resolution passed on December 27, 2021, as amended, supplemented or substituted from time to time .

“Debt to Asset Ratio” means the ratio (expressed as a percentage) of (a) the aggregate liabilities of the Group (on a consolidated basis) to (b) the aggregate value of the total assets of the Group (on a consolidated basis), as set out in the most recent consolidated financial statements delivered by the Company to the Holder pursuant to the terms of this Note prior to Listing or publicly disclosed by the Company after Listing.

“De-SPAC Transaction” means an “initial business combination” involving a special purpose acquisition vehicle, pursuant to which the Company’s capital stock is, or is exchanged for equity securities of a person that is, listed or approved for listing on an Approved Exchange.

“Encumbrances” means any security interest, pledge, hypothecation, mortgage, lien, violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any right of first refusal, right of first offer, call option, and any other restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Event of Default” shall have the meaning ascribed to such term in Section 2.7.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local, municipal or other political subdivision or other government, governmental, regulatory or administrative authority, agency, board, bureau, department, instrumentality or commission, any court, tribunal, judicial or arbitral body of competent jurisdiction, any self-regulatory organization or any stock exchange.

“Group” means the Company and all of its Subsidiaries; and a “Group Company” means any entity within the Group.

“HKIAC” shall have the meaning ascribed to such term in Section 6.11(a).

“Holder” shall have the meaning ascribed to such term in the Preamble.

“Interest Payment Date” means _______ and _______ each year, from the Issue Date.

“Internal Rate of Return” means an amount to be received by the Holder from the Company sufficient to cause the Holder to have received, as of the date of determination, an aggregate internal rate of return of a stated rate per annum on the Principal Amount of the Note (or any relevant portion thereof) as calculated in US$. For such purposes, an internal rate of return shall be calculated in US$ using the “xIRR” function in Excel and using contributions and advances made or credited as the investment “out-flows” with any payment received by the Holder at any time from (as appropriate) its contribution to the Company (also taking into consideration any cash received as interest payments pursuant to Section 2.1, but shall not take into account the default interest referred to in Section 2.3 and costs and expenses incurred in connection with the Note, if any) taken into account as “in-flows” on a discounted cash flow basis.

“IPO” means the Company’s first firm commitment underwritten public offering of partial or all of its Class A ordinary shares or ordinary shares (as applicable), or securities representing such Class A ordinary shares or ordinary shares (as applicable), on an Approved Exchange.

“Issue Date” means [●], 2022.

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) enacted, issued, promulgated, enforced or entered by any Governmental Authority.

“Listing” means a listing of the securities of the Company on any Approved Exchange, through the De-SPAC Transaction or an IPO, as the case may be.

“Mandatory Redemption Event” means the occurrence of any of the following events:

(a)            any Change of Control;

(b)            any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries;

(c)            the Company, after consummating the Listing, ceases to be listed on the stock exchange;

(d)            the Company ceases to conduct or carry on its principal business of designing, developing and manufacturing smart cockpit related products;

(e)            prior to the consummation of a Listing, any redemption event set forth in Schedule A of the Current Articles;

(g)            the Company and the Holder are unable to agree on the terms required to amend the Transaction Documents in accordance with clause 9.1 of the Note Purchase Agreement if the Company carries out a non-U.S. IPO; and

(h)            an Event of Default.

provided that a De-SPAC Transaction shall not be treated as a Mandatory Redemption Event.

“Material Adverse Effect” means any event or circumstance or any combination of them that is materially adverse to the business, operations, assets, properties, business or financial condition, results or prospects of the Group taken as a whole or the ability of the Company to perform its obligations under any Transaction Document; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (a) any change in applicable Laws or generally accepted accounting principles or any interpretation thereof following the date of the Note Purchase Agreement, (b) the taking or refraining from taking of any action required to be taken or refrained from being taken under the Transaction Documents, (c) any action taken by, or at the request of, any Holder, or (d) any matter set forth on the Disclosure Schedule or disclosed to any Holder on any document made available to any Holder on or prior to the date of the Note Purchase Agreement.

“Material Subsidiary” means, at any time, a Subsidiary of the Company which has revenue (calculated on a consolidated basis) representing fifteen percent (15%) or more of the consolidated revenue of the Group, including Ecarx (Hubei) Tech Co., Ltd (亿咖通（湖北）技术有限公司).

“Maturity Date” means [●], 20251.

“NDRC” means the National Development and Reform Commission of the PRC, or its competent local branch or any other authority succeeding to its functions.

“NDRC Circular 2044” means the Notice of the National Development and Reform Commission of the PRC on Promoting the Administrative Reform of the Recordation and Registration System for Enterprises' Issuance of Foreign Debts (国家发展改革委关于推进企业 发行外债备案登记制管理改革的通知(发改外资[2015] 2044 号)) promulgated by the NDRC on and effective from 14 September 2015 and its implementation rules and interpretations.

“New Securities” shall have the meaning ascribed to such term in Section 2.6.

“non-U.S. IPO” means an IPO on an internationally recognized stock exchange other than the New York Stock Exchange or NASDAQ.

“Note” shall have the meaning ascribed to such term in the Preamble.

“Note Purchase Agreement” shall have the meaning ascribed to such term in the Preamble.

“Related Party” means, with respect to any Person, any director or officer of such Person or any member, shareholder or equity interest holder who directly or indirectly holds no less than 10% of the total issued and outstanding share capital of such Person;

“Relevant Indebtedness” of any Person means, at any date, indebtedness, obligation or liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due) incurred or issued outside the PRC which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which for the time being are, or are intended to be, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market without regard, however, to whether such securities are sold through public offering or private placements, provided, however, that Relevant Indebtedness, for the avoidance of doubt, shall not include any indebtedness under any loan facilities or agreements (including any drawing down of any existing credit line or facility of the Company, or any of the Company’s Controlled entities)).

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Authority.

1 Note to Draft: the date that is thirty-six (36) months following the Closing Date.

“PRC” means the People’s Republic of China excluding, for purposes of the Note, Hong Kong, Macau and Taiwan.

“Pre-money Valuation” means US$3,400,000,000.

“Principal Amount” shall have the meaning ascribed to such term in the Preamble.

“Sanctions” means any country- or territory-wide trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced from time to time by a Sanctions Authority.

“Sanctions Authorities” means:

(a)            the Security Council of the United Nations;

(b)            the governments of Hong Kong, the United States, the United Kingdom, the European Union; and

(c)            the respective governmental institutions and agencies of any of the foregoing.

“Sanctions List” means any list of specifically designated persons, entities (or equivalent) or countries maintained by, or public announcement of Sanctions designation made by a Sanctions Authority, each as amended, supplemented or substituted from time to time.

“Series B Preferred Shares” means Series B preferred shares, par value US$0.000005 each as of the Issue Date, in the share capital of the Company.

“Statement Date” means December 31, 2021.

“Subsidiary” means, with respect to any specified Person, any other Person that is Controlled by such specified Person from time to time and, for the avoidance of doubt, the Subsidiaries of any Person shall include any “variable interest entity” over which such Person or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with such Person in accordance with the accounting standards applicable to such Person.

“Total Principal Amount” means the aggregate outstanding principal amount of all of the Notes issued pursuant to the Note Purchase Agreement.

“Transaction Documents” means this Note, the Note Purchase Agreement, and any and all other agreements and instruments being or to be entered into by the parties in connection with the transactions contemplated by any of the foregoing.

“U.S.” means the United States.

“U.S. IPO” means an IPO on the New York Stock Exchange or NASDAQ.

“US$” or “U.S. dollars” means the United States dollar, the lawful currency of the United States.

ARTICLE II
INTEREST; PAYMENTS; EVENTS of DEFAULT

2.1            Interest. The Principal Amount shall bear interest at a simple interest rate of 5% per annum until and including the Maturity Date or such earlier time as the Principal Amount becomes due and payable hereunder, whether through redemption or otherwise. Interest on the Note shall accrue daily from (and excluding) the Issue Date. Interest shall be payable semi-annually in arrears on each Interest Payment Date. Accrued interest shall be computed on the basis of a 365-day year or 366-day year (in case of a leap year).

2.2            Payment. All amounts payable on or in respect of the Note or the indebtedness evidenced hereby shall be paid to the Holder in U.S. dollars, in immediately available funds on the date that any such amount is due and payable hereunder. The Company shall make such payments to the Holder by wire transfer of immediately available funds to the account of the Holder as the Holder may designate from time to time, provided that any such designation (or change of designation) must be notified in writing to the Company at least three (3) Business Days prior to relevant payment date. If any such payment date or the Maturity Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

2.3            Default Interest. In the event of non-payment by the Company of any of the amounts in respect of the Note when due, or expressed to be due, including for the avoidance of doubt the principal amount, accrued interest and the Redemption Price, default interest shall accrue on the overdue but unpaid amount under the Note for the period from the due date to the date of actual payment (both before and after judgment) at an interest rate of three percent (3%) per annum higher than the interest rate or (as the case may be) the Internal Rate of Return (to be computed on the basis of a 365-day year or 366-day year (in case of a leap year)) and shall be payable on demand by the Holder free and clear of and without set-off or deduction for taxes or otherwise.

2.4            Seniority. The Note constitutes a direct, unconditional, unsubordinated and unsecured indebtedness of the Company, and shall at all times rank pari passu with all existing and future unsubordinated and unsecured obligations of the Company. The Note ranks senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Note, equal in right of payment to any of the Company’s present and future indebtedness and other liabilities of the Company that are not so subordinated, and junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all future indebtedness incurred by the Company’s Subsidiaries and their other liabilities (including trade payables) and save for obligations that are preferred by provisions of Law that are mandatory and of general application.

2.5            Covenants. The Company agrees to be bound by the covenants set out in this Section 2.5 during the period beginning on the Issue Date and ending on the date on which all present and future obligations and liabilities (whether actual or contingent and whether owed in any other capacity whatsoever) of the Company to the Holder under the Note have been unconditionally and irrevocably paid and discharged in full or (if earlier) the date that the Note has been fully converted into Conversion Shares:

(a)            Authorizations. The Company shall promptly obtain, comply with and do all that is necessary to maintain in force and effect all required approval, authorization and consent to perform its obligations under the Note and to ensure the legality, validity, enforceability or admissibility in evidence of the Note.

(b)            Compliance with Laws. The Company shall comply in all respects with all applicable Laws to which it or its assets may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Note.

(c)            Preservation of assets. The Company shall (and shall procure that each Group member will) maintain and preserve all of its material assets (including, but not limited to, any real property and intellectual property) that are necessary for the conduct of its business where failure to do so would have a Material Adverse Effect.

(d)            Liabilities. The Company shall not (and shall procure that no Group Company will) incur or allow to subsist any indebtedness, obligation or liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due) for money borrowed in an aggregate amount exceeding US$500,000,000 (the “Permitted Indebtedness Cap”); provided, that the Company and the Holder may negotiate in good faith to make adjustments to the Permitted Indebtedness Cap if the Debt to Asset Ratio does not exceed 90 per cent.

(e)            Negative pledge. Without obtaining the prior written consent from the Holder, the Company shall not (and shall procure that no member of the Group will) create or permit to subsist or arise any encumbrance upon the whole or any part of its present or future assets or revenues to secure any Relevant Indebtedness.

(f)            Material Contracts. The Company shall (and shall procure that each Group Company will) perform its obligations under each Material Contract (as defined under the Note Purchase Agreement) except where the failure to perform would not be material to the business of the Group, taken as a whole and take all actions as the Company or such Group Company deems reasonable and appropriate (acting in good faith and in the best interests of the Company or such Group Company) to ensure that each counterparty to each Material Contract (as defined under the Note Purchase Agreement) will perform its material obligations under such contract.

(g)            Insurance. The Company shall (and shall procure that each Group Company will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies which the Company deems appropriate (including, but not limited to, directors and employees liability insurance for all its directors).

(h)            Taxation. The Company shall (and shall procure that each Group Company will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties except (i) for Taxes which are being contested in good faith or which are of a de minimis value, (ii) for Taxes for which reserves have been established in its consolidated financial statements, and (iii) where failure to pay Taxes would not or reasonably be expected to have a Material Adverse Effect.

(i)            Related party transactions. The Company shall not (and shall procure that no Group Company will) enter into any transaction with any Related Party on terms that are less favorable to the Company or such Group Company than would be obtained in a comparable arm’s length transaction with a person that is not a Related Party, other than such less favorable terms that are required by such Related Party from all of its counterparties.

(j)            Provision of information. The Company shall supply or procure to be supplied to the Holder (i) quarterly consolidated financial statements of the Group (comprising of a statement of balance and a statement of profit and loss) and each such quarterly consolidated financial statements shall be provided no later than 45 days after the end of each financial quarter of the Company prior to Listing and (ii) such information regarding the financial condition, business and operations of the Group as reasonably requested by the Holder from time to time in respect of the transactions contemplated by the Transaction Documents (including information reasonably required by the Holder for the purpose of post-transaction management); provided, in each case, that no such information shall be provided to the extent such information constitutes “material non-public information” as reasonably determined by the Company.

(k)            Certification of No Event of Default. The Company shall notify the Holder of any Event of Default (and the steps, if any, being taken to remedy it) within ten (10) Business Days of becoming aware of its occurrence. Promptly upon a request by the Holder, the Company shall supply to the Holder a certificate signed by a director on its behalf certifying that no Event of Default is continuing (or if an Event of Default is continuing, specifying the Event of Default and the steps, if any, being taken to remedy it).

(l)            Sanctions. The Company undertakes not to use any of the funds advanced under this Note directly or indirectly for business activities with any person on any Sanctions List that violate any applicable Sanctions.

(m)            Anti-Money Laundering and Anti-Corruption Laws. (i) The Company shall not (and the Company shall ensure that no Group Company will) directly or indirectly use the proceeds of the Note for any purpose which would breach any applicable Anti-Money Laundering Laws. (ii) The Company shall (and the Company shall ensure that each Group Company will): (A) comply with, and take measures to ensure that each of its or their officers, directors, and employees will comply with, all applicable Anti-Corruption Laws; and (B) maintain policies and procedures designed to promote and achieve compliance with all applicable Anti-Corruption Laws.

(n)            NDRC. The Company shall, as soon as practicable, and in any event within ten (10) working days of the Issue Date, report the relevant information relating to the Notes to the NDRC in accordance with the NDRC Circular 2044 (the “Information Reporting”). If the terms and conditions of the actual debt incurred deviate materially from the information filed with the NDRC, details of deviations shall be specified in the Information Reporting.

2.6            The Company hereby confirms and agrees that if it issues any other debt security (whether convertible or exchangeable or otherwise) after the Issue Date (the “New Securities”) and such New Security contains any provision that is more favorable to an Holder of the New Securities than those provisions provided to the Holder under the Transaction Documents (including, but not limited to, terms relating to the interest rate and default interest rate, internal rate of return, conversion price, guarantees or collateral arrangement) (the “Additional Rights”), then (a) the Company shall notify the Holder of the terms of such New Securities and the Additional Rights no later than five (5) Business Days after the issue of such New Securities and (b) if required by the Holder, enter into a supplemental agreement to the Transaction Documents to confer on the Holder the same Additional Rights no later than ten (10) Business Days (or such longer period as the Holder may agree) after the written request of the Holder. Notwithstanding the foregoing, this Section 2.6 shall not apply to any New Securities that are issued (i) with an investment term that is longer than three years and (ii) with a total investment amount (which, in the case where there are multiple investors, refers to the total investment amount made by such multiple investors under a single purchase agreement or multiple purchase agreements using substantially the same form) that exceeds US$65,000,000.

2.7            Events of Default. The occurrence of any of the following events shall constitute the occurrence of an “Event of Default”, whatever the reason or cause for such event and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)            Failure to Pay. (i) The Company defaults in the payment of the Maturity Redemption Price when due and payable on the Maturity Date; (ii) the Company defaults in the payment of interest when any such interest payment becomes due and payable and the default continues for a period of ten (10) Business Days; or (iii) the Company defaults in the payment of any other amount (including the Mandatory Redemption Price) hereunder when due and payable and the default continues for a period of no fewer than ten (10) Business Days, in each case in accordance with the terms hereof;

(b)            Breach of Conversion Obligations. The Company fails to comply with any of its obligations to convert all or a portion of the Note in accordance with Article III upon Holder’s exercise of its conversion rights and such failure continues for a period of thirty (30) days;

(c)            Misrepresentation. Any representation or warranty made by the Company in the Note Purchase Agreement is or proves to have been incorrect or misleading in any material respect when made, unless the circumstances giving rise to such incorrect or misleading representation or warranty are capable of remedy and are remedied (including by the provision of updated information) within 30 days of the earlier of (i) the Holder giving notice to the Company and (ii) the Company becoming aware of such representation or warranty being incorrect or misleading. For the avoidance of doubt, if any Event of Default under this Section 2.7(e) occurs and the Holder elects to require the Company to redeem the Note, the Mandatory Redemption Price payable to the Holder shall exclude such amounts paid or adjudicated to be payable by the Company for any Indemnifiable Liabilities (as defined under the Note Purchase Agreement) incurred by such Holder, if any;

(d)            Cross Default. There is any default by any Group Company with respect to any agreement, mortgage or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed, indemnity or guarantee obligations in a total amount, either individually or when aggregated with any such default by any other Group Company, in excess of US$40,000,000 (or an equivalent amount in any other currency), whether such indebtedness, indemnity or guarantee obligations now exists or shall hereafter be created (A) resulting in such indebtedness becoming or being declared due and payable or (B) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and such declaration of acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured or waived or such indebtedness shall not have been repaid, as the case may be, within twenty (20) days after written notice from the Holder;

(e)            Bankruptcy. The Company or the Material Subsidiary shall commence a voluntary proceeding seeking liquidation, winding-up, reorganization or other relief with respect to the Company or the Material Subsidiary or its debts under any bankruptcy, liquidation, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or the Material Subsidiary or all or substantially all of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due;

(f)            Involuntary Proceedings. An involuntary proceeding shall be commenced against the Company or the Material Subsidiary seeking liquidation, winding-up, reorganization or other relief with respect to the Company or the Material Subsidiary or its debts under any bankruptcy, liquidation, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or the Material Subsidiary or all or substantially all of its property;

(g)            Breach of other obligations. The Company does not perform or comply with one or more of its other obligations in the Note (other than those referred to in paragraphs (a) (Failure to Pay) and (b) (Breach of Conversion Obligations) above). No Event of Default under this Section 2.7(g) will occur if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of (i) any Holder giving notice to the Company and (ii) the Company becoming aware of the failure to comply;

(h)            Enforcement proceedings. A distress, attachment, execution, seizure before judgment or other legal process is levied, enforced or sued out on or against any part of the property, assets or turnover of the Company or the Material Subsidiary which has or is reasonably likely to have a Material Adverse Effect;

(i)             Nationalization. (a) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalization of all or a material part of the assets of the Company or the Material Subsidiary, or (b) the Company or the Material Subsidiary is prevented from exercising normal control over all or a material part of its property, assets and turnover;

(j)             Repudiation. The Company rescinds or repudiates any Transaction Document; and

(k)            Illegality. It is or will become unlawful for the Company to perform or comply with any one or more of its obligations under any Transaction Document.

ARTICLE III

CONVERSIONs

3.1            Conversion Right. In the event the Company consummates a Listing on or prior to the Maturity Date, subject to and upon compliance with the provisions of this Article III, the Holder shall have the right from time to time, at the Holder’s option, to convert all or any portion of the Note (plus any accrued but unpaid interest thereon) to such number of fully paid and non-assessable Class A ordinary shares or ordinary shares of the Company (as applicable), as is equal to the quotient of (x) the outstanding Principal Amount of such Note (plus any accrued but unpaid interest thereon) divided by (y) the then effective Conversion Price, at any time during the Conversion Period by delivering a duly completed irrevocable written notice to the Company (the “Conversion Notice”); provided, however, that:

(a)            in the event the Holder elects to convert a portion of but not all of the Note, for each conversion, the number of Conversion Shares the Holder is entitled to receive shall be no less than 20% of the total number of Conversion Shares that would be issuable to such Holder if the Note were converted in full in accordance with this Section 3.1; and

(b)            the Holder can only exercise its conversion right under this Section 3.1 no more than four times during any twelve- (12) month rolling period following the Issue Date.

3.2            Conversion Price. Subject to adjustments set forth in Article IV, the initial conversion price (as so adjusted, the “Conversion Price”) shall be equal to: (a) US$11.50, if such Listing is through a De-SPAC Transaction; (b) the per share offering price in the Listing multiplied by 115%, if such Listing is through a U.S. IPO; or (c) (x) the per share offering price in the Listing multiplied by 115%, or (y) such other price as may be further agreed between the Company and the Holder solely for the purpose of complying with the listing rules of the applicable Approved Exchange or related regulations or guidance materials (including but not limited to Guidance Letters issued by Hong Kong Stock Exchange), if such Listing is through a non-U.S. IPO, provided that the Pre-money Valuation of the Company shall remain unchanged.

3.3            Put Right. If the Company fails to consummate a Listing by way of a De-SPAC Transaction or a U.S. IPO on or prior to the date that is twelve (12) months following the Issue Date (the “Put Right Triggering Date”), the Holder shall have the right (the “Put Right”) to elect to (a) have the Company repay the Note in full (including any accrued but unpaid interest thereon) or (b) convert the Note in full into such number of fully paid and non-assessable Series B Preferred Shares, as is equal to the quotient of (x) the then outstanding Principal Amount of the Note (plus any accrued but unpaid interest thereon) divided by (y) a conversion price equal to US$11.57, subject to adjustments set forth in Article IV (as so adjusted, the “Put Right Conversion Price”), upon delivery of a written notice by the Holder to the Company in the form attached hereto as Exhibit A (the “Put Right Exercise Notice”) within thirty (30) days after the Put Right Triggering Date. For the avoidance of doubt, if the Holder fails to deliver a written notice to the Company in the manner required by this Section 3.3, the Holder shall be deemed to have forfeited the Put Right and the Note shall remain outstanding pursuant to the terms hereof.

3.4            Conversion Procedure; Effect of Conversion.

(a)            Subject to Section 3.4(b), this Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has delivered the Conversion Notice or the Put Right Exercise Notice electing to convert, as applicable, and the Note for cancellation to the Company. The Company shall promptly and in any event, within fifteen (15) Business Day after the delivery of the Note and the Conversion Notice or the Put Right Exercise Notice, as applicable, to the Company (i) take all actions and execute all documents necessary to effect the issuance of the full number of the Conversion Shares to which the Holder shall be entitled in satisfaction of any conversion pursuant to Section 3.1 or Section 3.3, (ii) deliver to the Holder certificate(s) representing the number of the Conversion Shares delivered upon each such conversion (bearing such legends, if any, required by the Company), (iii) deliver to the Holder a certified copy of the register of members of the Company, reflecting the Holder’s ownership of the Conversion Shares delivered upon each such conversion, and (iv) subject to Section 3.4(b), cancel the Note. No Conversion Notice may be delivered and the Note may not be surrendered by a Holder for conversion thereof if the Holder has also delivered a Redemption Notice to the Company in respect of the Note and not validly withdrawn such Redemption Notice in accordance with Article V.

(b)            In the event the Holder surrenders this Note pursuant to Section 3.4(a) for partial conversion, the Company shall, in addition to cancelling the Note upon such surrender, execute and deliver to the Holder a new note denominated in U.S. dollars and in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the Holder.

(c)            The Holder in whose name the certificate for any Conversion Shares delivered upon conversion is registered shall be treated as a holder of record of such Conversion Shares as of the close of business on the relevant Conversion Date. Upon a conversion of the entire outstanding amount of the Note, the Holder shall no longer be a holder of the Note surrendered for conversion.

(d)            The Company shall not issue any fractional shares upon conversion of the Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of the Note, the number of Conversion Shares shall be rounded up to the nearest whole number.

(e)            The Company’s settlement of each conversion pursuant to this Section 3.4 shall be deemed to satisfy in full its obligation to pay the Principal Amount converted and accrued and unpaid interest thereon. As a result, such accrued and unpaid interest, if any, shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

ARTICLE IV

CONVERSION PRICE ADJUSTMENTS

4.1            Anti-Dilution Adjustments. The Conversion Price and the Put Right Conversion Price, as applicable, and the number and type of securities to be received upon conversion of the Note, shall be subject to adjustment as follows:

(a)            Consolidation, Subdivision or Reclassification

If and whenever there shall be an alteration to the nominal value of the Company Shares (or any class of them) as a result of consolidation, subdivision or re-classification, the Conversion Price or Put Right Conversion Price (as applicable) shall be adjusted by multiplying the Conversion Price or Put Right Conversion Price (as applicable), in force immediately before such alteration by the following fraction:

where:

A	is the nominal amount of one Company Share which is altered immediately after such alteration; and

B	is the nominal amount of such Company Share immediately before such alteration.

Such adjustment shall become effective on the date that such alteration takes effect.

(b)            Capitalization of Profits or Reserves

(A)	If and whenever the Company shall issue any Company Shares credited as fully paid to its shareholders by way of capitalization of profits or reserves (including any share premium account) (except where the Company Shares are issued as Scrip Dividend) and which would not have constituted a Capital Distribution, the Conversion Price or Put Right Conversion Price (as applicable), shall be adjusted by multiplying the Conversion Price or Put Right Conversion Price (as applicable), in force immediately before such issue by the following fraction:

where:

A	is the aggregate nominal amount of the issued Company Shares immediately before such issue; and

B	is the aggregate nominal amount of the issued Company Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Company Shares or if a record date is fixed therefor, immediately after such record date.

(B)	In the case of an issue of Company Shares by way of a Scrip Dividend where the Current Market Price of such Company Shares on the date of announcement of the terms of such issue multiplied by the number of Company Shares issued exceeds 100% of the amount of the Relevant Cash Dividend and which would not have constituted a Capital Distribution, the Conversion Price or Put Right Conversion Price (as applicable), shall be adjusted by multiplying the Conversion Price or Put Right Conversion Price (as applicable), in force immediately before the issue of such Conversion Shares by the following fraction:

where:

A	is the aggregate nominal amount of the issued Company Shares immediately before such Scrip Dividend;

B	is the aggregate nominal amount of Company Shares which the Relevant Cash Dividend would purchase at such Current Market Price; and

C	is the aggregate nominal amount of Company Shares issued by way of such Scrip Dividend;

Or by making such other adjustment as an Independent Investment Bank deems fair and reasonable.

Such adjustment shall become effective on the date of issue of such Company Shares or if a record date is fixed therefor, immediately after such record date.

(c)            Capital Distribution

If and whenever the Company shall pay or make any Capital Distribution to the shareholders of the Company (except where the Conversion Price or Put Right Conversion Price (as applicable), falls to be adjusted under Section 4.1(b) above), the Conversion Price or Put Right Conversion Price (as applicable), shall be adjusted by multiplying the Conversion Price or Put Right Conversion Price (as applicable), in force immediately before such Capital Distribution by the following fraction:

where:

A	is the Current Market Price of one Company Share on the date on which the Capital Distribution is announced to the shareholders of the Company; and

B	is the Fair Market Value on the date of such announcement of the Capital Distribution attributable to one Company Share;

Or by making such other adjustment as an Independent Investment Bank deems fair and reasonable.

Such adjustment shall become effective on the date that such Capital Distribution is made or if a record date is fixed therefor, immediately after such record date.

(d)	Rights Issues of Company Shares or Options over Company Shares

If and whenever the Company shall issue Company Shares to all or substantially all shareholders of the Company as a class by way of rights, or issue or grant to all or substantially all shareholders of the Company as a class, by way of rights, options, warrants or other rights to subscribe for or purchase any Company Shares, in each case at less than 95 per cent. of the Current Market Price per Company Share on the date of announcement of the terms of the issue or grant, the Conversion Price or Put Right Conversion Price (as applicable) shall be adjusted by multiplying the Conversion Price or Put Right Conversion Price (as applicable) in force immediately before such issue or grant by the following fraction:

where:

A	is the number of Company Shares in issue immediately before such announcement;

B	is the number of Company Shares which the aggregate amount (if any) payable for the Company Shares issued by way of rights or for the options or warrants or other rights issued by way of rights and for the total number of Company Shares deliverable on the exercise thereof would purchase at such Current Market Price per Company Share; and

C	is the aggregate number of Company Shares issued or, as the case may be, the maximum number of Company Shares to be issued or granted.

Such adjustment shall become effective on the date of issue of such Company Shares or issue or grant of such options, warrants or other rights (as the case may be) or where a record date is set, the first date on which the Company Shares are traded ex-rights, ex-options or ex-warrants, as the case may be. For the avoidance of doubt, the adjustment shall not be made in the case of an issue of securities (i) arising from the exercise of the rights under the Note or (ii) pursuant to any employee equity incentive plans of the Company.

(e)            Rights Issues of Other Securities

If and whenever the Company shall issue any securities (other than Company Shares or options, warrants or other rights to subscribe for or purchase Company Shares) to all or substantially all shareholders of the Company as a class, by way of rights, or the grant to all or substantially all shareholders of the Company as a class by way of rights, of any options, warrants or other rights to subscribe for or purchase, any securities (other than the Company Shares or options, warrants or other rights to subscribe for or purchase the Company Shares), the Conversion Price or Put Right Conversion Price (as applicable), shall be adjusted by multiplying the Conversion Price or Put Right Conversion Price (as applicable), in force immediately before such issue or grant by the following fraction:

where:

A	is the Current Market Price of one Company Share on the date on which such issue or grant is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Company Share;

Or by making such other adjustment as an Independent Investment Bank deems fair and reasonable.

Such adjustment shall become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be) or where a record date is set, the first date on which the Company Shares are traded ex-rights, ex-options or ex-warrants, as the case may be.

(f)            Other Offers to Shareholders

In the event of any issue, sale or distribution by or on behalf of the Company or any Group Company or (at the direction or request of or pursuant to any arrangements with the Company or any Group Company) any other company, person or entity of any securities in connection with an offer by or on behalf of the Company or any Group Company or such other company, person or entity pursuant to which offer the shareholders of the Company generally are entitled to participate in arrangements whereby such securities may be acquired by them, the Conversion Price or Put Right Conversion Price (as applicable), as applicable, shall be adjusted by multiplying the Conversion Price or Put Right Conversion Price (as applicable), in force immediately before such issue by the following fraction:

where:

A	is the Current Market Price of one Company Share on the date on which such issue, sale or distribution is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights to the securities being issued, sold or distributed attributable to one Company Share;

Or by making such other adjustment as an Independent Investment Bank deems fair and reasonable.

Such adjustment shall become effective on the date of issue, sale or distribution of the securities.

(g)            Other Events

If the Company determines that an adjustment should be made to the Conversion Price or (as the case may be) the Put Right Conversion Price as a result of one or more events or circumstances not referred to in paragraphs (a) to (f) above, the Company shall, at its own expense and acting reasonably, request an Independent Investment Bank to determine as soon as practicable what adjustment (if any) to the Conversion Price or (as the case may be) the Put Right Conversion Price as is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Price or (as the case may be) the Put Right Conversion Price, and the date on which such adjustment should take effect and upon such determination by the Independent Investment Bank such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this Section 4.1(g) if such Independent Investment Bank is so requested to make such a determination.

(h)            For the purpose of this Section 4.1:

(i)	“Company Share” means shares in the authorized capital of the Company.

(ii)	“Current Market Price” means in respect of a Company Share at a particular time on a particular date, (A) the market value of the Company Share as determined by the Company and the Holder or if required by any one of them, by an Independent Investment Bank, or (B) in the event the Company consummates a Listing, the volume-weighted average of the Last Reported Sale Prices for one Company Share for the thirty (30) consecutive trading days ending on the trading day immediately preceding such date, provided that if at any time during the said thirty (30) trading day period the Company Shares shall have been quoted ex-dividend and during some other part of that period the Company Shares shall have been quoted cum-dividend then:

(1)	if the Company Shares to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which the Company Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Company Share; or

(2)	if the Company Shares to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the Company Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount;

and provided further that if the Company Shares on each of the said thirty (30) trading days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Company Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Company Share.

“Last Reported Sale Price” of the Company Shares on any date shall be calculated as (i) the closing sale price per Company Share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Company Shares are traded. If the Company Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be (i) the last quoted bid price for the Company Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.

(iii)	“Capital Distribution” means any dividend or distribution (whether of cash or assets in specie) by the Company for any financial period whenever paid or made and however described (and for these purposes a distribution of assets in specie includes without limitation an issue of Company Shares or other securities credited as fully or partly paid (other than the Company Shares credited as fully paid by way of capitalization of reserves).

(iv)	“Fair Market Value” means, with respect to any assets, security, option, warrants or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an Independent Investment Bank.

(v)	“Relevant Cash Dividend” means any cash dividend specifically declared by the Company.

(vi)	“Independent Investment Bank” means an independent investment bank of international repute selected by the Company and notified in writing to the Holder.

(vii)	“Scrip Dividend” means any Company Shares issued in lieu of the whole or any part of any Relevant Cash Dividend.

(viii)	On any adjustment, the relevant Conversion Price or Put Right Conversion Price (as applicable), if not an integral multiple of one United States cent, shall be rounded down to the nearest one United States cent.

(ix)	The Conversion Price or Put Right Conversion Price (as applicable), may not be reduced so that, on conversion of the Note, Conversion Shares would fall to be issued at a discount to their nominal value or would require Conversion Shares to be issued in any other circumstances not permitted by applicable law.

(x)	Where more than one event which gives or may give rise to an adjustment to the Conversion Price or Put Right Conversion Price (as applicable), occurs within such a short period of time that in the opinion of an Independent Investment Bank, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by an Independent Investment Bank, to be in their opinion appropriate in order to give such intended result.

(xi)	No adjustment involving an increase in the Conversion Price or Put Right Conversion Price (as applicable), will be made, except in the case of a consolidation of the Conversion Shares as referred to in this Section or to correct an error.

(xii)	The Holder shall be under no duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price or Put Right Conversion Price (as applicable), as applicable, or to make any calculation or determination (or verification thereof) in connection with the Conversion Price or Put Right Conversion Price (as applicable).

4.2            Reservation of Shares Issuable Upon Conversion. Upon conversion of the Note pursuant to Section 3.1 or Section 3.3, the Company shall have duly authorized and validly reserved for issuance such number of Conversion Shares as shall be sufficient to effect the conversion of all the then outstanding Principal Amount of the Note at the relevant Conversion Price or Put Right Conversion Price (as applicable).

4.3            No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under Section 4.1 shall be required to be made to the Conversion Price if one or more of the events giving rise to such adjustment occurs prior to the consummation of a Listing.

ARTICLE V

REDEMPTION

5.1            Redemption on Maturity Date. Unless previously redeemed or surrendered and converted, the Company shall redeem all outstanding Principal Amount that has not been converted or redeemed in accordance herewith on the Maturity Date at a price equal to (i) the outstanding Principal Amount of the Note, plus (ii) accrued and unpaid interest thereon, and that shall, together with any interest paid by the Company to the Holder provide the Holder an Internal Rate of Return of nine percent (9%) per annum on such principal amount over the period starting from (and including) the Issue Date and ending on (and including) the date when such price is paid in full (the “Maturity Redemption Price”). For the avoidance of doubt, any default interest or other amounts relating to indemnities, costs and expenses paid or payable in connection with the Note shall not be included in the calculation of the Internal Rate of Return.

5.2            Redemption Upon a Mandatory Redemption Event. For as long as there remains any outstanding Principal Amount of the Note, upon the occurrence of a Mandatory Redemption Event, the Holder shall have the right but not the obligation to require the Company to redeem for cash all outstanding Principal Amount that has not been converted or redeemed in accordance herewith on the date (the “Redemption Date”) notified in writing by the Company that is not more than fifteen (15) Business Days following the date of the Mandatory Redemption Event Company Notice (as defined below), or, in the event the Company fails to deliver such notice, the date on which the Holder becomes aware of the occurrence of a Mandatory Redemption Event, at a price equal to (i) the outstanding Principal Amount of the Note, plus (ii) accrued and unpaid interest thereon, and plus (iii) an additional amount that shall, together with any interest paid by the Company to the Holder and any accrued and unpaid interest on the Note, provide the Holder an Internal Rate of Return of nine percent (9%) per annum on such principal amount over the period starting from (and including) the Issue Date and ending on (and including) and ending on (and including) the Redemption Date (the “Mandatory Redemption Price”), subject to Section 2.7(c).

5.3            Mandatory Redemption Event Company Notice. On or before the tenth Business Day after the occurrence or the effective date of a Mandatory Redemption Event, the Company shall provide to the Holder a written notice (the “Mandatory Redemption Event Company Notice”) by electronic mail of the occurrence or the effective date of the Mandatory Redemption Event and of the redemption right at the option of the Holder arising as a result thereof. Each Mandatory Redemption Event Company Notice shall specify:

(a)            the events causing the Mandatory Redemption Event;

(b)            the date of the Mandatory Redemption Event;

(c)            the last date on which the Holder may exercise the redemption right pursuant to this Article V;

(d)            the Mandatory Redemption Price;

(e)            the Redemption Date;

(f)            that the Note may be converted only if any Redemption Notice that has been delivered by the Holder has been withdrawn in accordance with the terms of this Note; and

(g)            the procedures that the Holder must follow to require the Company to redeem the Note.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holder’s redemption rights or affect the validity of the proceedings for the redemption of the Note pursuant to this Article V.

5.4            Delivery of Redemption Notice and the Note by the Holder.

(a)            Redemption of the Note under Section 5.2 shall be made, at the option of the Holder, upon: (i) delivery by the Holder to the Company of a duly completed notice (the “Redemption Notice”), in the form attached hereto as Exhibit B, on or before the close of business on the second Business Day immediately preceding the Redemption Date; and (ii) delivery of the Note to the Company at any time after delivery of the Redemption Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Redemption Price therefor.

(b)            Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw such Redemption Notice in whole at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date by delivery of a written notice of withdrawal to the Company in accordance with Section 5.5.

5.5            Withdrawal of Redemption Notice. A Redemption Notice may be withdrawn by means of a duly completed written notice of withdrawal delivered to the Company in accordance with this Section 5.5 at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date.

5.6            Payment of Mandatory Redemption Price. On the Redemption Date, the Company shall make payment of the Mandatory Redemption Price to the Holder by wire transfer of immediately available funds to the bank account of the Holder specified in the Redemption Notice. Thereafter, on such Redemption Date, (i) the Note will cease to be outstanding, (ii) interest will cease to accrue on the Note and (iii) all other rights of the Holder will terminate (other than the right to receive the Redemption Price).

5.7            No Redemption at Option of the Company. Other than as set forth under this Note, the Company may not redeem, repurchase, repay or prepay any portion of the Note at any time prior to the Maturity Date without prior written consent of the Holder.

ARTICLE VI

MISCELLANEOUS

6.1            Replacement of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at the expense of the Holder, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date of such Note.

6.2            No Rights as Shareholder prior to Conversion. Other than as provided in this Note or the Note Purchase Agreement, the Holder shall not be entitled to vote or be deemed the holders of any equity securities of the Company that may be issuable on the conversion of the Note as provided herein for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, or change of shares to no par value, consolidation, merger, scheme of arrangement, conveyance, or otherwise) or to receive notice of meetings, or to receive in-kind dividends or subscription rights or otherwise until the Note shall have been converted and the Conversion Shares issuable upon the conversion hereof shall have been issued, as provided herein.

6.3            No Withholding. All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Note, including payments of principal, payments of interest and deliveries of Conversion Shares upon any conversion of the Note, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by Law or by regulation or governmental policy having the force of law.

6.4            Termination of Rights. All rights under this Note shall terminate when (a) all amounts at any time owing on the Note have been paid in full or (b) the Note is converted in full pursuant to the terms set forth in Article III. The Note shall be surrendered to the Company thereafter for cancellation and shall not be reissued.

6.5            Provisions Binding on Company’s Successors. Subject to the restrictions on transfer described in Section 6.8, all the covenants, stipulations, promises and agreements of the Company contained in the Note shall bind its successors and assigns whether so expressed or not.

6.6            Official Acts by Successors. Any act or proceeding by any provision of the Note authorized or required to be done or performed by any board of directors, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

6.7            Amendment; Waiver. Any amendment, modification or supplement to any term of the Note shall be effected by a written instrument executed by the Holder and the Company. The observance of any provision in the Note may be waived in writing by the party against whom such waiver is to be effective.

6.8            Transferability. The Holder shall not transfer the Note or any portion hereof to any Person without the prior written consent by the Company; provided that if the transferee is an Affiliate of the Holder, no consent is required so far as such Affiliate satisfies the know-your-customer requirements as may be reasonably requested by the Company.

6.9            Specific Performance. The Company acknowledges and agrees that irreparable injury to the Holder may occur in the event that any provision of this Note is not performed in accordance with its specific terms or is otherwise breached and that such injury may not be adequately compensable in damages. It is accordingly agreed that the Holder shall be entitled, in addition to any other remedy to which it is entitled at law or in equity, to specific performance, injunctive relief or other equitable remedies, without proof of actual damages, and the Company will not take action, directly or indirectly, in opposition to the Holder seeking such relief on the grounds that another remedy or relief is available at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

6.10          Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF HONG KONG WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER.

6.11          Dispute Resolution.

(a)            The Company and the Holder agree to negotiate in good faith to resolve any dispute, controversy, difference or claim arising out of or relating to this Note between them. The party commencing negotiations of the dispute shall give to the other party written notice of the dispute, setting out its nature and particulars. If the negotiations fail to resolve the dispute within fifteen (15) days after the date of the written notice commencement commencing of the negotiations of the dispute, Section 6.11(b) shall apply.

(b)            In the event the parties are unable to resolve a dispute, controversy, difference or claim between them regarding this Note in accordance with Section 6.11(a) above, such dispute, controversy, difference or claim, including the existence, validity, interpretation, performance, default, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules in force at the time of commencement of the arbitration. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The claimant and respondent shall each nominate one (1) arbitrator and the third arbitrator shall be appointed by the HKIAC. The arbitration proceedings shall be conducted in English. This arbitration clause shall be governed and construed under the laws of Hong Kong. The award of the arbitral tribunal shall be final and binding upon the parties thereto and the parties undertake to carry out the award without delay. The award shall be final and binding on the parties, and judgment upon any award may be entered and enforced in any court having jurisdiction.

(c)            The parties waive any right to apply to any court of law and/or other judicial authority to determine any preliminary point of law and/or review any question of law and/or the merits, insofar as such waiver may validly be made. The parties shall not be deemed, however, to have waived any other right to challenge any award. Nothing in this Section 6.11 shall be construed as preventing any Party from seeking conservatory or interim relief from any court of competent jurisdiction.

(d)            Waiver of immunity. The Company irrevocably agrees that should any person take any arbitration or court proceedings in any jurisdiction (whether for any injunction, specific performance, damages or otherwise) in connection with any Transaction Document, it waives any claim to immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) in relation to those proceedings, including, without limitation, immunity from (a) jurisdiction of any court or tribunal; (b) service of process; (c) injunctive or other interim relied, or any order for specific performance or recovery of land; and (d) any process for execution of any award or judgment against its assets.

6.12            Notices. All notices and other communications given under this Note shall be in writing and shall be deemed to have been duly given: (a) upon receipt, when delivered personally; (b) one Business Day after deposit with an internationally recognized overnight courier service; or (c) when sent by confirmed electronic mail if sent during normal business hours of the recipient, or if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses of the parties for such communications are:

If to the Company:

ECARX Holdings Inc.

Address:	16/F, Tower 2, China Eastern Airline Binjiang Center
277 Longlan Road
Xuhui District, Shanghai 200041
People’s Republic of China
Email:	tony.chen@ecarxgroup.com
Attention:	Tony Chen

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Address:	30/F, China World Office 2
No. 1, Jian Guo Men Wai Avenue
Beijing 100004, China
Email:	peter.huang@skadden.com
Attention:	Peter X. Huang

and

Skadden, Arps, Slate, Meagher & Flom LLP

Address:	42/F Edinburgh Tower, The Landmark
15 Queen’s Road Central, Hong Kong
Email:	shu.du@skadden.com
Attention:	Shu Du

If to the Holder:

[●]
Address:	[●]
Email:	[●]
Attention:	[●]

A party may change or supplement the addresses given above by giving the other party written notice thereof in the manner set forth above.

6.13          Calculations. Except as otherwise expressly provided herein, the Company shall be responsible for making all calculations (including calculations of interest accrued and of conversion price adjustments) called for under the Note and shall provide a worksheet of its calculations to the Holder upon request. The Company shall make all these calculations in good faith and shall timely consult with the Holder if the Holder disputes any such calculation.

6.14          Delays or Omissions. No delay or failure by any party to insist on the strict performance of any provision of the Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of the Note, nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

6.15          Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of the Note, no presumption or burden of proof or persuasion shall be implied because the Note was prepared by or at the request of any party or its counsel. The headings and captions contained in this Note are for reference only and do not affect the meaning or interpretation of this Note. In this Note, except as otherwise expressly provided, (a) the terms “include”, “includes” and “including” shall be read to be followed by the words “without limitation”; (b) where a reference is made herein to an Article, Section, Exhibit or Schedule, such reference is to an Article, Section, Exhibit or Schedule of this Note; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Note as a whole; (d) any noun or pronoun shall be read to include the plural as well as the singular and to cover all genders; (e) references to a Person are also to its successors and permitted assigns; and (f) references to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

[The remainder of this page is left blank.]

IN WITNESS WHEREOF, the Company has caused the Note to be issued on the date first above written.

ECARX HOLDINGS INC.

By:

Name:
Title:

Agreed and accepted by
[●]

By:

Name:
Title:

[Signature Page to Convertible Note]

Exhibit A

FORM OF PUT RIGHT EXERCISE NOTICE

To:	ECARX Holdings Inc.

Reference is hereby made to the Convertible Senior Note (the “Note”), dated [●], 2022, issued by ECARX Holdings Inc. (the “Company”) to the undersigned Holder.

The Holder hereby elects to exercise the Put Right and:

☐  request repayment of the Note in full (including any accrued but unpaid interest thereon) pursuant to Section 3.3 of the Note, such payment to be paid by the Company, within fifteen (15) Business Days after the date of this notice, to the bank account designated below on [●].

Bank name: [●]

Bank Address: [●]

Account Name: [●]

Account Number: [●]

Routing Number: [●]

☐  exercise the conversion right with respect to the entire principal amount of the Note and request that the Company issue [●] Series B Preferred Shares of the Company to the Holder upon the conversion, pursuant to Section 3.3 of the Note. We hereby request that the certificates for the Series B Preferred Shares issued pursuant to this clause shall be delivered upon conversion to the person whose name and address is given below:

Name:

Address:

Telephone number:

Dated:

[NAME OF HOLDER]

By:

Name:

Capacity:

Exhibit B

FORM OF REDEMPTION NOTICE

To:	ECARX Holdings Inc.

[The undersigned Holder of this Note hereby acknowledges receipt of a notice from ECARX Holdings Inc. (the “Company”) as to the occurrence of a Mandatory Redemption Event with respect to the Company and specifying the Redemption Date and requests and instructs the Company to pay to the Holder the Mandatory Redemption Price in full to the bank account designated below in accordance with Article V of this Note.] / [The undersigned Holder of this Note is aware of the occurrence of a Mandatory Redemption Event with respect to ECARX Holdings Inc. (the “Company”) and requests and instructs the Company to pay to the Holder the Mandatory Redemption Price in an amount of [●] in full to the bank account designated below on [insert Redemption Date] in accordance with Article V of this Note.]

Bank name: [●]

Bank Address: [●]

Account Name: [●]

Account Number: [●]

Routing Number: [●]

Dated:

[NAME OF HOLDER]

By:

Name:

Capacity:

IN WITNESS WHEREOF this Agreement has been duly executed by the authorised representatives of the Parties on the date first above written.

ECARX HOLDINGS INC.

By:	/s/ SHEN Ziyu
Name:	SHEN Ziyu
Title:	Director

[Signature Page to Convertible Note Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed by the authorised representatives of the Parties on the date first above written.

SPDB INTERNATIONAL (HONG KONG) LIMITED

By:	/s/ YU Xiaodong
Name:	YU Xiaodong
Title:	Director

[Signature Page to Convertible Note Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed by the authorised representatives of the Parties on the date first above written.

CNCB (HONG KONG) INVESTMENT LIMITED

信銀（香港）投資有限公司

By:	/s/ CHEN Zhengyu	/s/ YE Qing
Name:	CHEN Zhengyu	YE Qing
Title:	Director	Authorised person

[Signature Page to Convertible Note Purchase Agreement]